SEVENTH AMENDMENT TO LEASE



         THIS SEVENTH AMENDMENT TO LEASE (the "Amendment") is made and entered into this ______ day of , 1997, by and between LAFP-SF, Inc., successor in interest to The Prudential Insurance Company Of America ("Landlord"), having an office c/o Lowe Enterprises Colorado, Inc., 1475 Lawrence Street, Suite 210, Denver, Colorado 80202, and Data Transmission Network Corporation ("Tenant"), having an office at 9110 West Dodge Road, Suite 200, Omaha, Nebraska 68114.


                                    RECITALS

A. The Prudential Insurance Company of America and Data Transmission Network Corporation entered into that certain Lease dated as of May 2, 1995, for Suites #175A, #110, #200, #300, #301, #310, #320, #325, #340,
         #360, #362, and #100 containing 75,931 rentable square feet (RSF) in the Building known as Embassy Plaza, located at 9110 West Dodge Road, Omaha, Nebraska ("the Premises").

B. Subsequently, The Prudential Insurance Company Of America and Data Transmission Network Corporation executed a First Amendment To Lease dated September 29, 1995, a Second Amendment To Lease dated January 5, 1996, a Third Amendment To Lease dated January 5, 1996, and a Fourth Amendment To Lease between LAFP-SF, Inc. and Tenant dated December 23, 1996, a Fifth Amendment To Lease dated July 7, 1997, and a Sixth Amendment To Lease dated July 7, 1997. The combined terms of the Lease and subsequent Amendments shall herein be referred to as the "Lease". Under the Lease the Premises consists of a total of 92,680 RSF.

C. Landlord and Tenant acknowledge that the surface parking for the Building is overburdened, in part as a result of Tenant's use thereof.

D. Landlord intends to construct additional parking facilities to ser-vice Tenant and other tenants in the Building subject to the terms and conditions contained below.

E. All capitalized terms not defined herein shall have the meanings as-cribed to them in the Lease.

         NOW, THEREFORE, in consideration of the foregoing promises and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1. Premises. Effective September 16, 1997, the Premises shall be expand-ed to include Suite 130, measuring 1,180 RSF as shown on the floor plans attached hereto, marked Exhibit "A" (the "Expansion Premises") and by this reference made a part hereof. Notwithstanding the above, both Tenant and Landlord understand that E.L.H., Inc. / d.b.a. Todays Temporary currently leases Suite 130, with such lease expiring approximately September 15, 1997. Should E.L.H., Inc. / d.b.a. Todays Temporary holdover and not vacate Suite 130 by September 15, 1997, Landlord will make reasonable efforts to pursue its legal remedies to have E.L.H., Inc. / d.b.a. Todays Temporary removed from the space. If the Expansion Premises is delivered to Tenant after September 16, 1997, Landlord and Tenant shall execute a Commencement Date Certificate in the form attached hereto as Exhibit "C", confirming Landlord's delivery of the Expansion Premises and commencement of the Lease with respect to the Expansion Premises.

2. Term. The term of the Lease with respect to the Expansion Premises identified in Paragraph 1 above shall commence September 16, 1997, and terminate upon termination of the Lease.

3. Base Rent. Tenant shall pay as Base Rent for the Expansion Pre-mises during the Term the sum of One Hundred Fifty-Four Thousand, Nine Hundred and One Dollars, and Nine Cents ($154,901.09) payable monthly as follows:

              September 16, 1997 - May 31, 2001        $1,622.50 / Month
              June 1, 2001 - May 31, 2005              $1,720.83 / Month

4. Adjustment Rent. Effective upon commencement of the Term with respect to the Expansion Premises, Tenant shall pay Adjustment Rent with respect to the Expansion Premises in accordance with the terms and conditions contained in Paragraph 2 of the Lease, except that the Base Expense Year and Base Tax Year with respect to the Expansion Premises herein shall be the calendar year 1997.

5. Tenant Improvements. Landlord shall provide a tenant improvement allowance of up to $11,800.00 to be applied toward the cost of Tenant's required building improvements. All improvements shall be performed in accordance with the Tenant Improvement Work Schedule attached hereto, marked as Exhibit "B", and by this reference made a part hereof.

6. Tenant's Proportionate Share. The schedule for Tenant's Propor-tionate Share with space having a Base Expense Year and Base Tax Year of 1997, shall be revised to reflect the incorporation of the Expansion Premises as follows:

         August 1, 1997 - September 15, 1997     3.45% (4,544 RSF / 131,740 RSF)
         September 16, 1997 - May 31, 2005       4.34% (5,724 RSF / 131,740 RSF)

7. Effect of Agreement. Except as herein specifically provided, the terms and conditions of the Lease shall continue in full force and effect.

8. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

9. The parties hereto hereby reaffirm and ratify all covenants, represen-tations and warranties in the Lease as amended by this Amendment.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.


Tenant:                                         Landlord:

Data Transmission Network Corporation,          LAFP-SF, Inc.
a Delaware corporation

                                                By:  Lowe Enterprises Investment
                                                     Management, Inc.
By:                                             Its:  Authorized Agent
   -----------------------------------

Its:                                            By:
    ----------------------------------             -----------------------------


                                                Its:
                                                    ----------------------------

EXHIBIT "B" to be made a part of a Seventh Amendment To Lease between LAFP-SF, INC. (Landlord), and DATA TRANSMISSION NETWORK CORPORATION (Tenant), dated , 1997 (Page 1 of 2)



                        TENANT IMPROVEMENTS WORK SCHEDULE
                        ---------------------------------



                                    ARTICLE I
                       Landlord's Construction Obligations
                       -----------------------------------

     Landlord shall have no construction obligations under this Amendment. Tenant accepts the Expansion Premises in an "as is" condition, with all faults and with the understanding that it shall be responsible for any and all improvements required for its occupancy and use in accordance with Article II of this Exhibit "B".



                                   ARTICLE II
                       Construction of Tenant Improvements
                       -----------------------------------

     Tenant shall have the right to place partitions and fixtures and make improvements or other alterations in the Expansion Premises in accordance with the provisions of Paragraph 9 of the Lease. Landlord shall provide Tenant a tenant finish allowance of up to Eleven Thousand, Eight Hundred Dollars and No Cents ($11,800.00) to be applied toward the cost of any such tenant-provided improvements as follows:

     1. The tenant finish allowance shall be paid in periodic installments, not more frequently than once per month, equal to the total of the contractor's or consultant's invoice amounts for improvements made to the Expansion Premises, excluding any furnishings or business equipment (such as computers, satellite/microwave dish, office equipment, etc.), as submitted by Tenant and verified to Landlord's reasonable satisfaction; provided, however, that such payments will be made only if Tenant is not then in Default under the terms of this Lease and invoices are accompanied by lien waivers in the amount equal to that of the invoices. The tenant finish allowance shall be allocated and distributed subject to the provisions of this Exhibit "B" as follows:

        September 16, 1997 - September 15, 1998      Up To $11,800.00

     2. Upon the earlier of the end date identified in the allocation schedule specified in Paragraph 1 above, or the satisfaction of all obligations associated with the tenant improvements covered under this Article II and receipt of the associated lien waivers for the work, the Tenant shall forfeit any unused portion of the allowance. Any requests for payment received by the Landlord after the above specified end date, will be returned to the Tenant and will be the obligation and sole responsibility of the Tenant.

     3. In addition to the provisions set forth in Paragraph 9 of the Lease, Tenant's contractor shall (and its contract shall so provide):

         (a) conduct its work in such a manner so as not to unreasonably interfere with other tenants in the Building, Building operations, or any other construction occurring on or in the Building or the Premises;

         (b) execute a set of and comply with all rules and regulations relating to the construction activities in or on the Building as may be reasonably promulgated from time to time by Landlord or its agents;

         (c) maintain such insurance (such as general liability and workman's compensation) and bonds (such as performance and completion) in force and effect as may be reasonably requested by Landlord or as required by applicable law (but in any event said bonds shall be in amounts equal to the full value or cost of the work being done by the Tenant contractor);

EXHIBIT "B" to be made a part of a Seventh Amendment To Lease between LAFP-SF, INC. (Landlord), and DATA TRANSMISSION NETWORK CORPORATION (Tenant), dated , 1997. (Page 2 of 2)

         (d) be responsible for reaching an agreement with Landlord and its agents as to the terms and conditions for all contractor items relating to the conducting of its work, including but not limited to, those matters relating to hoisting, systems interfacing, use of temporary utilities, storage of materials, placement of dumpsters, access to the Premises and the Building, and the purchase and return of Building standard materials.

         (e) Upon completion of any tenant improvements, Tenant shall promptly furnish Landlord with sworn owner's and contractors' statements and full and final waivers of lien covering all labor and materials included in such improvements. Tenant shall not permit any mechanic's lien to be filed against the Building, or any part thereof, arising out of any improvement performed, or alleged to have been performed, by or on behalf of Tenant. If any such lien is filed, Tenant shall within ten (10) days thereafter have such lien released of record or deliver to Landlord a bond in form, amount, and issued by a surety satisfactory to Landlord, indemnifying Landlord against all costs and liabilities resulting from such lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien so released or to deliver such bond to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same; and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorney's fees.

     4. Landlord shall have the right to approve all subcontractors to be used by the Tenant's contractor, which approval shall not be unreasonably withheld as long as such subcontractors satisfy the requirements of this Article II.

     5. Tenant shall indemnify and hold harmless Landlord, its agents, contractors (including Building Contractor), and any mortgagee of Landlord, from and against any and all losses, damages, costs (including costs of suit and attorneys' fees), liabilities, or causes of action for injury to or death of any person, for damage to any property, and for mechanic's materialmen's or other liens or claims arising out of or in connection with the work done by the Tenant's contractor (and Tenant's contractor's subcontractors and sub-subcontractors) under its contract with Tenant.

     6. The failure by Tenant, after receiving written notice, to materially comply with any of the provisions of Article II of this Exhibit shall constitute a Default by Tenant under the terms of the Lease and Landlord shall have the benefit of all remedies provided for in the Lease, except Tenant shall have a thirty (30) day right to cure Default upon receipt of written notice .

     7. Upon completion of the Tenant Improvements, Tenant shall deliver to Landlord two (2) copies of the "as built" plans and specifications for the Tenant Improvements completed under Article II of this Exhibit within thirty
(30) days of completing the same.

                   EXHIBIT "C" TO A SEVENTH AMENDMENT TO LEASE
                                     BETWEEN
                            LAFP-SF, INC., (LANDLORD)
                                       AND
                 DATA TRANSMISSION NETWORK CORPORATION, (TENANT)
                              DATED JANUARY 5, 1998




                           COMMENCEMENT DATE AGREEMENT


         This Commencement Date Agreement is entered into by Landlord and Tenant pursuant to Paragraph 1 of this Amendment.

         1. DEFINITIONS. In this Agreement the following terms have the meanings given to them:

                           (a)      Landlord:  LAFP-SF, Inc.

                           (b)      Tenant:  Data Transmission Network
                                    Corporation

                           (c) Lease: Lease between Landlord and Tenant, dated May 2, 1995, and subsequently amended via a First Amendment To Lease dated September 29, 1995, a Second Amendment To Lease dated January 5, 1996, a Third Amendment To Lease dated January 5, 1996, a Fourth Amendment To Lease dated December 23, 1996, a Fifth Amendment To Lease dated July 7, 1997, and a Sixth Amendment To Lease dated July 7, 1997, a Seventh Amendment To Lease dated September 19, 1997, and an Eighth Amendment To Lease dated September 19, 1997.

         2.       CONFIRMATION  OF THE  COMMENCEMENT  DATE  WITH  REGARD TO THE
OCCUPANCY,   BY  TENANT,  OF  SUITE.   Landlord  and  Tenant  confirm  that  the
Commencement Date of the Lease with regard to the Expansion Premises is January 5, 1998.


         Landlord and Tenant have executed this Commencement Date Agreement as of the date set forth above.


Tenant:                                         Landlord:

DATA TRANSMISSION NETWORK                       LAFP-SF, INC.
CORPORATION, a Delaware corporation

                                                By:  Lowe Enterprises Investment
                                                     Management, Inc.
By:                                             Its:  Authorized Agent
   ---------------------------------

Its:                                            By:
    --------------------------------               -----------------------------



                                                Its:
                                                    ----------------------------

                                      6


                                     - 77 -